                                                                    EXHIBIT 99.1

Contact:
Richard K. Davis
VP General Counsel
Datatec Systems
973-808-4000

             DATATEC ANNOUNCES THE APPOINTMENT OF TWO NEW DIRECTORS

FAIRFIELD,  N.J. - January 21, 2004, Datatec Systems, Inc. (NASDAQ: DATCE) today announced  the  appointment  of John W. Adams and Per-Olof  Loof to the Board of
Directors of Datatec.  Mr. Adams and Mr. Loof, each an independent member of the
Board of Directors, have also been appointed to serve on the Audit Committee.

John W. Adams currently operates a consulting firm specializing in international tax and investment strategies.  Prior to consulting, Mr. Adams was a banker with
Mellon Bank where he was involved  with business  development  and tax planning.
Mr.  Adams is past  president  of the Estate  Planning  Council  of  Pittsburgh, cofounder of the Pittsburgh  Planned Giving  Council,  cofounder of the European
Association  of Planned  Giving in London and a past regional vice  president of the  Society  of  Financial  Service  Professionals.  He  is  a  member  of  the
European-American Tax Institute,  International Tax Planning Association and The
Offshore Institute. He is also an adjunct professor in the finance department in the school of Business and Economics at West Virginia University.

Per-Olof  Loof is  currently  Senior  Vice  President  of Tyco  Fire &  Security
Services, a division of Tyco International. Prior to joining Tyco International,
Mr. Loof was President and Chief  Executive  Officer of  Sensormatic  Electronic
Corporation,  a world leader in electronic security,  which was acquired by Tyco
International  in 2001. Prior to joining  Sensormatic,  Mr. Loof was Senior Vice
President of NCR's Financial Solutions Group, a supplier to the retail financial services  industry.  Prior to NCR, Mr. Loof was  President  and Chief  Executive
Officer of AT&T Istel Co., a Europe-based  provider of integrated  computing and communication  services.  Earlier  in his  career,  Mr.  Loof held a variety  of
management  positions  with  Digital  Equipment   Corporation,   including  Vice
President  of Sales and  Marketing  for  Europe  and Vice  President,  Financial
Services  Enterprise  for  Europe.  Mr.  Loof is also active with many civic and charitable organizations.

ABOUT DATATEC SYSTEMS, INC.

Fairfield,  N.J.-based  Datatec  Systems  specializes in the rapid,  large-scale market  absorption of networking  technologies.  Datatec's  deployment  services model  includes  configuration,  integration,  and the rollout in support of new technology solutions using a "best practices"  structured process. Its customers include Fortune 1000 companies and  world-class  technology  providers.  Datatec stock is listed on the Nasdaq Stock Market (DATCE). For more information,  visit
HTTP://WWW.DATATEC.COM/

This Press Release  contains  forward-looking  statements  within the meaning of
Section 27A of the  Securities  Act of 1933 and  Section  21E of the  Securities
Exchange  Act  of  1934.  Such  forward-looking  statements  involve  risks  and uncertainties  that may cause the actual  results or objectives to be materially different from those expressed or implied by such forward-looking  statements as more fully  discussed in  Datatec's  filings  with the  Securities  and Exchange
Commission.
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